Exhibit 31.1

CERTIFICATIONS

I, H. Douglas Chaffin, certify that:

1.	I have reviewed this Amendment No. 1 to the annual report on Form 10-K of MBT Financial Corp.;

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 29, 2019
/s/ H. Douglas Chaffin
H. Douglas Chaffin
President and Chief Executive Officer